                                                                    EXHIBIT 99.1


NEWS RELEASE                                 For Additional Information Contact:
                                             Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                        (920) 727-8566
                                             Richard C. Fischer, CEO
                                             (920) 727-8551

FINAL COPY -- 03/18/04 @ 2:30 P.M.           APPROVAL/AUTHORIZATION
----------------------------------           DATE/INITIALS:
                                                            ------------

              OUTLOOK GROUP REPORTS INCREASED THIRD QUARTER RESULTS

NEENAH, WIS., MARCH 18, 2004.....Outlook Group Corp. (Nasdaq: OUTL) today reported increased sales and earnings for the third quarter ended February 28, 2004.

Net sales for the third quarter of fiscal 2004 were $17,236,000, a 36.8% increase from sales of $12,596,000 for the third quarter of fiscal 2003. Net earnings were $207,000 or $0.06 per diluted share for the third quarter of fiscal 2004, compared to a net loss of $638,000 or $(0.19) per diluted share for the same period in the prior year.

For the first three quarters of fiscal 2004, net sales were $53,639,000, a 14.3% increase from sales of $46,914,000 for the same period in the prior year. Net earnings were $555,000 or $0.16 per diluted share for the first three quarters of fiscal 2004, up from earnings of $268,000 or $0.08 per diluted share for the same period in the last fiscal year. The results for the first three quarters of 2003 included the effect of a net change in accounting principle of $236,000 resulting from the recognition of a goodwill impairment charge. Before the effect of that change, earnings for the first three quarters of 2003 were $504,000 or $0.15 per diluted share.

"Our strategy to focus on long-term contracts enabled us to maintain production volumes and increase sales and earnings in the third quarter, which is traditionally a slow period for us. The added stability of our long-term contracts provides a distinct advantage to Outlook Group in a marketplace that remains very competitive," said Joseph J. Baksha, president and chief operating officer of Outlook Group.


                                     -more-
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Page 2


"We are continuing to pursue additional long-term contracts with large companies that will benefit from our complete supply chain solution. Our strategy to offer a complete package of integrated services including printing, packaging, mailing list development and direct mail services continues to differentiate Outlook Group in the marketplace," said Baksha.

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including specialty print, project management, label and packaging materials and direct mail. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships; financing needs to support our relationships; possible termination of contracts, including long-term contracts; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance under these contracts; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.


                                     -more-

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Page 3
                               OUTLOOK GROUP CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (in thousands, except share and per share amounts)

                                                 THREE-MONTH PERIOD ENDED            NINE-MONTH PERIOD ENDED
                                               ----------------------------       ----------------------------
                                               FEBRUARY 28,       March 1,        FEBRUARY 28,       March 1,
                                                   2004             2003              2004             2003
                                                   ----             ----              ----             ----

Net sales                                       $   17,236       $   12,596        $   53,639       $   46,914
Cost of goods sold                                  14,166           11,195            44,188           38,368
                                                ----------       ----------        ----------       ----------
Gross profit                                         3,070            1,401             9,451            8,546
Selling, general and administrative expenses         2,712            2,429             8,486            7,733
                                                ----------       ----------        ----------       ----------
Operating profit (loss)                                358           (1,028)              965              813
Other income (expense):
    Interest expense                                   (85)               -              (221)               -
    Interest and other income                           52               33               147               31
                                                ----------       ----------        ----------       ----------
Earnings (loss) from operations before
    income taxes and cumulative effect of
    change in accounting principle                     325             (995)              891              844
Income tax expense                                     118             (357)              336              340
                                                ----------       ----------        ----------       ----------
Earnings (loss) before cumulative effect
    of change in accounting principle           $      207       $     (638)       $      555       $      504
Cumulative effect of change in accounting
    principle (net of tax)                               -                -                 -             (236)
                                                ----------       ----------        ----------       ----------
Net earnings (loss)                             $      207       $     (638)       $      555       $      268
                                                ==========       ==========        ==========       ==========
Earnings (loss) per common share before
    cumulative effect of change in accounting
    principle
    Basic and Diluted                           $     0.06       $    (0.19)       $     0.16       $     0.15
Cumulative effect of change in accounting
    principle -- Basic and Diluted                       -                -                 -            (0.07)
                                                ----------       ----------        ----------       ----------
Earnings (loss) per common share:
    Basic and Diluted                           $     0.06       $    (0.19)       $     0.16       $     0.08
                                                ==========       ==========        ==========       ==========
Weighted average number of shares
    outstanding:
    Basic                                        3,371,983        3,353,319         3,366,722        3,351,726
                                                ==========       ==========        ==========       ==========
    Diluted                                      3,400,424        3,407,812         3,398,575        3,397,339
                                                ==========       ==========        ==========       ==========


              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             (Dollars in thousands)

                                                   FEBRUARY 28, 2004             March 1, 2003
                                                   -----------------             -------------
Ratio Analysis
Total current assets                                  $   24,924                   $   16,233
Total current liabilities                             $   13,424                   $    4,820
Total long term debt (including
     current maturities)                              $    7,105                            -
Shareholders' equity                                  $   30,476                   $   31,318
Current ratio                                               1.86                         3.37
Long-term debt to total capitalization                      18.9%                         0.0%




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